Exhibit 99.1

News Release

Contact information:

For Visant/Investor Inquiries: John Sorensen 914-595-8204

VISANT CORPORATION ANNOUNCES AN INVESTMENT IN ITS
MARKETING AND PUBLISHING SERVICES GROUP

Visant today announced the acquisition of Dixon Web, a leading provider of innovative marketing services, located in Dixon, Illinois. This acquisition combined with targeted capital expenditures to be made by Visant at the Dixon facility following closing will significantly expand Visant’s marketing services capacity and production capabilities. Visant’s combined investment for the acquisition and the 2006 capital expenditures will be approximately $25.0 million.

The Dixon acquisition follows Visant’s announcement earlier in June that it has entered into definitive sale agreements to sell its Jostens school photography businesses in the U.S. and Canada in transactions scheduled to close by the end of June. The combined gross proceeds from the sales of the U.S. and Canadian photography businesses are anticipated to be approximately $65.0 million. “The acquisition of Dixon and the sale of the Jostens photography businesses fit perfectly with Visant’s business strategy. Our objective is to be a market leader in businesses that operate in growth markets which have both strong operating margins and free cash flow,” said Marc L. Reisch, President and CEO of Visant. In 2005, Jostens’ photo businesses represented just 4% of Visant’s net sales and reported Adjusted EBITDA of approximately $7.0 million. Visant’s Marketing and Publishing services business, of which Dixon will become a part, reported 2005 net sales of approximately $479.0 million and an Adjusted EBITDA margin of 19%.

The acquisition of Dixon was accomplished through a purchase of assets by a wholly owned subsidiary of Visant Corporation. Visant will assume operations at Dixon immediately. Dixon Web will do business under the name of Dixon Direct.

ABOUT VISANT CORPORATION

Visant Corporation is a leading marketing and publishing services enterprise servicing the school affinity, direct marketing, fragrance and cosmetics and educational publishing markets.

Visant’s Marketing and Publishing Services segment produces multi-sensory and interactive advertising sampling systems, primarily for the fragrance, cosmetics and personal care markets, and innovative products and services to the direct marketing sector. The group also produces testing and supplemental materials and related components for educational publishers.

For more information, please see our website at www.visant.net.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This release may contain “forward-looking statements.”  Forward-looking statements are based on our current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may”, “might”, “will”, “should”, “estimate”, “project”, “plan”, “anticipate”, “expect”, “intend”, “outlook”, “continue”, “believe”, or the negative thereof or other similar expressions that are intended to identify forward-looking statements and information. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the company or industry results, to differ materially from historical results, any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements are based on estimates and assumptions by our management that, although we believe are reasonable, are inherently uncertain and subject to a number of risks and uncertainties, and you should not place undue reliance on them. Such risks and uncertainties include those set forth in our filings with the Securities and Exchange Commission. These factors could cause actual results to differ materially from historical results or those anticipated or predicted by the forward-looking statements. Forward-looking statements speak only as of the date they are made and we undertake no obligation to update publicly or revise any of them in light of new information, future events or otherwise, except as required by law.